Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

JPMORGAN CHASE BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Thomas F. Godfrey

Vice President and Assistant General Counsel

JPMorgan Chase Bank

1 Chase Manhattan Plaza, 25th Floor

New York, New York 10081

Telephone: (212) 552-2192

(Name, address and telephone number of agent for service)

PLAINS EXPLORATION & PRODUCTION COMPANY

(Exact name of obligor as specified in its charter)

See Table of Additional Registrant Guarantors Below

Delaware	33-0430755
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification No.)
700 Milam, Suite 3100

Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Subordinate Debt Securities

(Title of indenture securities)

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Name	State or Other Jurisdiction of Incorporation	IRS Employer ID No.	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Arguello Inc.	Delaware	76-0608465	*
Plains E&P Company	Delaware	74-3050622	*
Plains Resources International Inc.	Delaware	76-0040974	*
PMCT Inc.	Delaware	76-0410281	*
PXP Gulf Coast Inc.	Delaware	01-0770880	*

* The address for each Registrant Guarantor is 700 Milam, Houston, Texas 77002, and the telephone number at that address is (832) 239-6000.

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor and Guarantors.

If the Obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3 through 15, inclusive, are not applicable by virtue of T-1 General Instruction B.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 17th day of March, 2004.

JPMORGAN CHASE BANK

By:	/s/ Rebecca A. Newman

Rebecca A. Newman Vice President and Trust Officer

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business December 31, 2003, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

ASSETS		Dollar Amounts in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,429
Interest-bearing balances		9,602
Securities:
Held to maturity securities		176
Available for sale securities		53,625
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices		26,067
Securities purchased under agreements to resell		80,099
Loans and lease financing receivables:
Loans and leases held for sale		20,359
Loans and leases, net of unearned income	$163,864
Less: Allowance for loan and lease losses	3,151
Loans and leases, net of unearned income and allowance		160,713
Trading Assets		197,197
Premises and fixed assets (including capitalized leases)		6,010
Other real estate owned		128
Investments in unconsolidated subsidiaries and associated companies		828
Customers’ liability to this bank on acceptances outstanding		225
Intangible assets
Goodwill		2,315
Other Intangible assets		4,997
Other assets		46,892

TOTAL ASSETS		$628,662

LIABILITIES

Deposits
In domestic offices		$190,249
Noninterest-bearing	$74,112
Interest-bearing	116,137
In foreign offices, Edge and Agreement subsidiaries and IBF’s		136,496
Noninterest-bearing	$6,355
Interest-bearing	130,141
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		4,639
Securities sold under agreements to repurchase		71,995
Trading liabilities		128,738
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		23,496
Bank’s liability on acceptances executed and outstanding		225
Subordinated notes and debentures		8,028
Other liabilities		26,985
TOTAL LIABILITIES		590,851
Minority Interest in consolidated subsidiaries		320

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,785
Surplus (exclude all surplus related to preferred stock)		16,318
Retained earnings		19,590
Accumulated other comprehensive income		(202)
Other equity capital components		0
TOTAL EQUITY CAPITAL		37,491

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL		$628,662

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON JR.            )

WILLIAM H. GRAY, III                      )DIRECTORS

HELENE L. KAPLAN                         )